                                                                   EXHIBIT 99.19


                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
             INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ("IIESPP")
                            ENROLLMENT/CHANGE FORM

                         Action                      Complete Sections:
                       -------------                 ------------------
SECTION 1:
ACTIONS               [_]   New Enrollment                   2, 3, 7 and sign attached Stock
                                                                     ---
                                                                     Purchase Agreement

                      [_]   Change Payroll Deductions        2, 4, 7

                      [_]   Terminate Payroll Deductions     2, 5, 7

                      [_]   Leave of Absence                 2, 6, 7
=============================================================================================================================
SECTION 2:  Name
PERSONNEL        ____________________________________________________________________
DATA                       Last               First             MI        Dept.

            Home Address
                        _____________________________________________________________
                                                  Street

            --------------------------------------------------------------------------------
                   City                      State                           Zip Code


            Employee I.D. #:  [_][_][_][_][_][_][_][_][_]

=============================================================================================================================
SECTION 3:   Effective with the Purchase
NEW          Interval Beginning:                                Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT   [_]  February 1, 199__
             [_]  August 1, 199__                                  * Must be a multiple of 1% up to a maximum of 10% of
                                                                     base salary
             [_]  Initial Offering Period

=============================================================================================================================
SECTION 4:   Effective with the                                 I authorize the following new level of payroll
CHANGE      Pay Period Beginning:    _________________________  deductions: _______% of base salary*
PAYROLL                                Month, Day and Year
DEDUCTIONS
                                                              * Must be a multiple of 1% up to a maximum of 10% of
                                                                base salary

            NOTE:   You may reduce your rate of payroll deductions once per
            ----    purchase interval to become effective as soon as possible
                    following the filing of the change form.  You may also
                    increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
=============================================================================================================================
SECTION 5:  Effective with the                                    Your election to terminate your payroll
TERMINATE   Pay Period Beginning:                                 deductions for the balance of the offering period cannot
PAYROLL                           ______________________________  be changed, and you may not rejoin the offering period
DEDUCTIONS                             Month, Day and Year        at a later date.  You  will not be able to resume
                                                                  participation in the IESPP until a new offering period begins.

            In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my IESPP payroll deductions to date in the current six (6)-month purchase interval:


            [_]  Purchase shares of Genesys at end of the interval

                                      OR

            [_]  Refund IESPP payroll deductions collected


       NOTE:  If your employment terminates for any reason or your eligibility
       ----   status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the IESPP, and your
              IESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
=============================================================================================================================
SECTION 6     In connection with my unpaid leave of absence, I elect the following
LEAVE OF      action with respect to my IESPP payroll deductions to date in the
ABSENCE       current purchase interval:



              [_]  Purchase shares of Genesys at end of the interval

                                      OR

              [_]  Refund IESPP payroll deductions collected


       NOTE:  If you take an unpaid leave of absence, your payroll deductions
       ----   will immediately cease.  Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
=============================================================================================================================
SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


--------------------------------------                 ------------------------------------------
              Date                                              Signature of Employee